EXHIBIT 10.1

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment to Amended and Restated Employment Agreement (this “Amendment”) is made and entered into as of March 31, 2023, by and among HBT Financial, Inc., a Delaware corporation (“HBT”), Heartland Bank and Trust Company, an Illinois state-chartered bank (the “Bank,” and together with HBT, “Heartland”), and Fred L. Drake (“Employee”)(HBT, the Bank and Employee, the “Parties”).

RECITALS

A.Employee is currently employed by Heartland as Chairman and Chief Executive Office of HBT, and Chairman of the Bank, pursuant to that certain Amended and Restated Employment Agreement by and among Heartland and Employee dated February 22, 2021 (the “Employment Agreement”).

B.As part of its succession planning for its executive officers, the Employee and the Board of Directors have discussed from time to time Employee’s plans regarding continuing service to the Heartland and ensuring a successful transition to a successor Chief Executive Officer of HBT.

C.The Board and Employee have determined it to be in the best interests of Heartland and Employee for Employee to serve as Chairman and Chief Executive Officer through May 23, 2023 (the date of HBT’s 2023 Annual Meeting of Stockholders). Effective May 24, 2023 (the “Effective Date”), Employee will continue to be an employee and officer of Heartland, serving as Executive Chairman of the Board of Directors of each of HBT and the Bank.

D.Pursuant to Section 14 of the Employment Agreement, Heartland and Employee may amend the Employment Agreement in writing executed by all parties thereto.

E.Heartland and Employee desire to amend the Employment Agreement as provided herein for the purpose of setting forth provisions applicable to Employee’s employment and service as of the Effective Date.

AGREEMENTS

In consideration of the foregoing and of the mutual promises and covenants of the Parties set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby covenant and agree to the following revisions to the Employment Agreement:

1.	Effective as of May 24, 2023, Exhibit A of the Employment Agreement shall be amended and restated in its entirety to read as set forth on Exhibit 1 to this Amendment.
2.	Except as expressly amended pursuant to clause 1 above, the Employment Agreement shall continue if full force and effect.
3.	Capitalized terms not defined in this Amendment shall have the meanings proscribed to such terms in the Employment Agreement.
4.	Employee acknowledges and agrees that nothing contained in this Amendment will constitute Good Reason for purposes of the Employment Agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

/s/ J. Lance Carter Name: J. Lance Carter Its: President and Chief Operating Officer
HBT FINANCIAL, INC. By:/s/ J. Lance Carter Name: J. Lance Carter Its: President and Chief Operating Officer	Fred L. Drake /s/ Fred L. Drake

HEARTLAND BANK AND TRUST COMPANY By:/s/ J. Lance Carter Name: J. Lance Carter Its: President and Chief Operating Officer

Exhibit A

“Employee”:  Fred L. Drake

“Effective Date”:  May 24, 2023

“Position”: Executive Chairman of HBT Financial, Inc. and Executive Chairman of Heartland Bank and Trust Company (expected time commitment of 75% of time commitment while serving as Chairman and Chief Executive Officer)

“Initial Expiration Date”:  December 31, 2025

“Reporting Person”:Board of Directors of HBT Financial, Inc.

“Location of Employment”: Principal headquarters of HBT Financial, Inc.

“Base Salary”:  $350,000

“Target Bonus”:  40% of Base Salary (For the Target Bonus amount for 2023, Base Salary will be a blended amount taking into account the change in Base Salary as of the Effective Date)

“Annual LTI Awards Target”:  40% of Base Salary (For the Annual LTI Awards Target amount for awards for 2023 made in 2024, Base Salary will be a blended amount taking into account the change in Base Salary as of the Effective Date)

“Annual PTO Days”:  20 vacation days plus 8 personal days (which includes sick days)

“Outside Covered Period Severance Months”:  6

“Covered Period Severance Amount”:  2 times the sum of Base Salary and Target Bonus for the year in which Involuntary Termination occurs

“COBRA Months”:  18

“Restricted Period”:  6 months following your Involuntary Termination outside of a Covered Period or your Termination due to your Disability inside or outside of a Covered Period; 12 months following your Termination initiated by HBT and Heartland for Cause or by you without Good Reason (including non-extension of the Employment Period by you in accordance with Section 2 above), in each case either inside or outside of a Covered Period; or 24 months following your Involuntary Termination inside of a Covered Period

Exhibit A – Page 1